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                                                                       EXHIBIT 3


                             JOINT FILING AGREEMENT

         William S. Levine and Levine Investments Limited Partnership hereby agree that the Schedule 13D and Amendment No. 1 thereto, to which this Agreement is attached, relating to the Common Stock of Outdoor Systems, Inc. is filed on behalf of each of them.


                                       /s/ William S. Levine
                                       ----------------------------------------
                                       William S. Levine
Dated:  August 26, 1997



                                       LEVINE INVESTMENTS LIMITED PARTNERSHIP


                                       By:  /s/ William S. Levine
                                          -------------------------------------
                                          William S. Levine
Dated:  August 26, 1997                   General Partner